EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of MACOM Technology Solutions Holdings, Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting dated November 17, 2016 appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2016.

/s/ Deloitte & Touche LLP
Boston, MA
March 1, 2017